FOR IMMEDIATE RELEASE
CONTACT:	Nigel P. Hebborn, Executive Vice President
401-274-5658 ext. 714
www.nestor.com

NESTOR, INC. TO HOLD INVESTOR UPDATE TELECONFERENCE ON THIRD QUARTER RESULTS

Providence, RI - November 9, 2006- Nestor, Inc. (NASDAQ: NEST), a leading provider of advanced traffic enforcement solutions and services, is pleased to announce that it will hold a teleconference on Wednesday, November 15th at 4:15 pm (eastern time) to update investors on its business and operations and to discuss the results for the third quarter of 2006 reported in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 14, 2006.

Interested parties may listen by calling 1-800-794-0185 in the United States and (641) 297-7775 for international callers. Callers may also connect to the meeting through their PC, using the URL address: http://events.streamlogics.net/conferencedepot/nestor/nov15-06/index.asp

A question and answer period will be held at the end of the call. Only participants who have joined the call by telephone will have the opportunity to ask questions; webcast participants will only be able to listen to the questions and answers.

An archived version of the teleconference will be available at the URL address for the call for one week following the call. A link will also be provided on Nestor’s website, www.nestor.com for one week. The conference call is open to the general public; one need not be stockholder to listen to the call.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not meet the expectations disclosed in our forward-looking statements and investors should not place undue reliance on those statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, site evaluation and analysis, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Investors are advised to read Nestor's Annual Report, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements in this letter represent our current views and we disclaim any obligation to update these forward-looking statements.

# # #